                                                                     Exhibit 4.1



                          FIRST AMENDMENT AND CONSENT
                                      TO
                      SECURED REVOLVING CREDIT AGREEMENT


     THIS FIRST AMENDMENT AND CONSENT (this "Amendment") dated as of October 24, 1997, is entered into by and among BOSTON CHICKEN, INC., a Delaware corporation (the "Borrower"), the lenders who are party to the Credit Agreement referred to below (the "Lenders"), BANKERS TRUST COMPANY, as Documentation Agent (herein, in such capacity, the "Documentation Agent"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (as successor by merger to Bank of America Illinois), as Agent for the Lenders (herein, in such capacity, the "Agent").

                              W I T N E S E T H:
                              -----------------

     WHEREAS, the Borrower, the Lenders, the Documentation Agent and the Agent are parties to that certain Secured Revolving Credit Agreement dated as of December 9, 1996 (the "Credit Agreement"; terms used but not otherwise defined herein are used herein as defined in the Credit Agreement);

     WHEREAS, the Borrower has entered into that certain Master Lease Agreement No. 2, dated as of December 9, 1996 (as amended, the "1996 Master Lease Agreement"), between the Borrower and General Electric Capital Corporation, for itself and as agent for the Lease Participants referred to below (in its individual capacity, "GECC"; and in such dual capacity the "Lease Agent");

     WHEREAS, subject to the terms and conditions of the 1996 Master Lease Agreement, GECC has heretofore and may hereafter convey to certain financial institutions (collectively with GECC, the "Lease Participants") participating interests in its rights, duties and obligations under the 1996 Master Lease Agreement;

     WHEREAS, concurrently with the execution and deliver of the Credit Agreement and the 1996 Master Lease Agreement, the Borrower, the Agent and the Lease Agent entered into that certain Facilities Agreement and that certain Intercreditor Agreement, each dated December 9, 1996 (respectively, the "Existing Facilities Agreement" and the "Existing Intercreditor Agreement");

     WHEREAS, the Borrower has requested that: (1) the Credit Agreement be amended in certain respects; (2) the Existing Facilities Agreement be amended and restated to read in its entirety as set forth in Attachment III hereto; and
(3) the Existing Intercreditor Agreement be amended and restated to read in its entirety as set forth in Attachment IV hereto;

     WHEREAS, subject to the terms and conditions set forth herein the Agent, the Documentation Agent and the Lenders are willing to undertake certain amendments to the Credit Agreement and to consent to the amendment and restatement of the Existing Facilities Agreement and the Existing Intercreditor Agreement.

     NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Borrower, the Agent, the Documentation Agent and the Lenders hereby agree as follows:

     SECTION 1.  AMENDMENT.

     Upon receipt of the documents to be delivered by the Borrower pursuant to
Section 3 below, and in reliance on the Borrower's warranties set forth in
Section 4 below, the Credit Agreement is hereby amended as follows:

     1.1 The title page and the preamble to the Credit Agreement are hereby amended by deleting each reference therein to "Bank of America Illinois" and in its place substituting "Bank of America National Trust and Savings Bank."

     1.2 The Credit Agreement is hereby amended by deleting each reference therein to "BAI" and in its place substituting "BofA."

     1.3 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "BAI."

     1.4 Section 1.1 of the Credit Agreement is hereby further amended by amending the definitions of "Head Office," "Loan Documents," "Mortgage," "Pledge Agreement" and "Total Commitment Amount" to read in their entirety as follows:

     "Head Office" means the office of BofA at 231 South LaSalle Street, Chicago, IL 60697.

     "Loan Documents" means this Agreement, the Revolving Notes, the Facilities Agreement, each Guaranty, the Mortgages, each LC Application and all other agreements, instruments and documents delivered from time to time to the Agent or the Issuing Lender with respect to this Agreement or with respect to any liabilities arising in connection herewith, as the same may be amended, supplemented, modified, restated or renewed from time to time.

     "Mortgage" means a mortgage or deed of trust substantially in the form of Exhibit E attached hereto with respect to any parcel of real property referenced on Schedule IV hereto and designated with an "*" executed by BCRE in favor of the Agent (i) in the case of a Mortgage covering either Tranche A Collateral or Tranche C Collateral, for the benefit of itself and the Lenders, and (ii) in the case of a Mortgage covering Tranche B Collateral, for the benefit of itself and the Creditors generally.

     "Pledge Agreement" has the meaning specified in the Facilities Agreement.

     "Total Commitment Amount" means the sum of all Lenders' Commitments, it being understood that on October 24, 1997, the Total Commitment Amount is $85,000,000; provided, that in no event shall the "Total Commitment Amount" exceed $150,000,000.

     1.5 Section 1.1 of the Credit Agreement is hereby further amended by adding the following definition in its appropriate alphabetical order:

     "BofA" means Bank of America National Trust and Savings Association.

     1.6 Sections 7.2 and 7.3 to the Credit Agreement are deleted in their entirety and in their respective places is substituted the following:

     "[Reserved]"

     1.7 Clause (7) of Section 8.1 to the Credit Agreement is deleted in its entirety.

     1.8 Schedule I to the Credit Agreement as amended to read in its entirety as set forth on Attachment I hereto.

     1.9 Schedule II to the Credit Agreement is amended to read in its entirety as set forth on Attachment II hereto.

     1.10 Exhibit F to the Credit Agreement is deleted in its entirety.

     1.11 Exhibit I to the Credit Agreement is amended to read in its entirety as set forth on Attachment III hereto.

     1.12 Exhibit J to the Credit Agreement is amended to read in its entirety as set forth on Attachment IV hereto.

     SECTION 2.  CONSENT.

     Upon receipt of the documents to be delivered by the Borrower pursuant to
Section 3 below, and in reliance on the Borrower's warranties set forth in
Section 4 below, the Lenders hereby consent to the amendment and restatement of the Existing Facilities Agreement and the Existing Intercreditor Agreement to read in their entireties as set forth on Attachments III and IV hereto, respectively.

     SECTION 3.  CERTAIN DOCUMENTS.

     Concurrently herewith the Borrower has delivered the following to BofA in its capacity as Agent and as Common Collateral Agent (as such term is defined in the Facilities Agreement), each duly executed and appropriately dated and in form and substance satisfactory to the Agent and the Common Collateral Agent.

     (1) This Amendment. This Amendment duly executed by the Borrower, the Lenders, the Agent, the Documentation Agent and the Issuing Lender;

     (2) Facilities Agreement. The Amended and Restated Facilities Agreement in the form of Attachment III hereto duly executed by the Borrower, the Agent, the Lease Agent and the Common Collateral Agent;

     (3) Intercreditor Agreement. The Amended and Restated Intercreditor Agreement in the form of Attachment IV hereto duly executed by the Borrower, the Agent, the Lease Agent and the Common Collateral Agent;

     (4) Guaranty. A Guaranty duly executed by each Restricted Subsidiary of the Borrower, or in the event such Restricted Subsidiary has heretofore executed and delivered a Guaranty, then a re-affirmation of its existing Guaranty;

     (5) Security Agreement. A Security Agreement (as such term is defined in the Facilities Agreement) duly executed by the Borrower and each Restricted Subsidiary, together with all schedules thereto;

     (6) Collateral Assignment of Loan. A Collateral Assignment of Loan (as such term is defined in the Facilities Agreement) covering each set of Financed Franchisee Loan Documents and each set of Financed Subsidiary Loan Documents set forth on Schedule 2.18 of the Facilities Agreement, duly executed by the Borrower;

     (7) Trademark Security Agreement. A Trademark Security Agreement (as such term is defined in the Facilities Agreement) duly executed by the Borrower and Progressive Food Concepts, Inc., together with all schedules thereto;

     (8) Pledge Agreement. The Pledge Agreement, duly executed by the Borrower and each Restricted Subsidiary which is reflected on Schedule 2.16 to the Facilities Agreement as owning equity interests or holding promissory notes, together with (a) the promissory notes and certificates (including blank undated stock powers covering such certificates) subject thereto, and (b) if any interests pledged pursuant to the Pledge Agreement are uncertificated securities, confirmation and evidence satisfactory to the Common Collateral Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Common Collateral Agent for the benefit of the Creditors in accordance with the Uniform Commercial Code, as in effect in the relevant jurisdiction;

     (9) UCC Financing Statements. Such financing statements (UCC-1's) duly executed by the Borrower and each Restricted Subsidiary as the Common Collateral Agent deems necessary or advisable to perfect in accordance with applicable law the Liens of the Common Collateral Agent for the benefit of the Creditors arising under the Security Agreement, the Collateral Assignment of Loan and the Pledge Agreement;

     (10) Certificate of the Borrower. A certificate or certificates of the Secretary or Assistant Secretary of the Borrower certifying: (a) a copy of the Certificate of Incorporation of the Borrower, as theretofore amended; (b) a copy of the bylaws of the Borrower, as theretofore amended; (c) copies of all corporate action taken by the Borrower, including resolutions of its board of directors, authorizing the execution, delivery, and performance of this Amendment by the Borrower and each other instrument and document to be delivered by the Borrower pursuant to this Amendment; and (d) the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other instruments and documents to be delivered by the Borrower under this Amendment;

     (11) Certified Charter and Good Standing. A certificate of the due incorporation, legal existence and good standing of the Borrower in its state of incorporation, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which the failure to so qualify would result in a Material Adverse Change;

     (12) Certificate. A certificate or certificates of the Secretary or Assistant Secretary of each Restricted Subsidiary certifying: (a) a copy of the organizational documents of such Restricted Subsidiary, as theretofore amended; (b) copies of all corporate action taken by such Restricted Subsidiary, authorizing the execution, delivery and performance by such Restricted Subsidiary of each document to be delivered by such Restricted Subsidiary pursuant to this Amendment; and (c) the names and true signatures of the officers of such Restricted Subsidiary authorized to sign the documents to be delivered by such Restricted Subsidiary under this Amendment;

     (13) Certified Charter and Good Standing. A certificate of the due organization, legal existence and good standing of each Restricted Subsidiary in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of such Restricted Subsidiary's good standing and due qualification to do business, issued by appropriate officials in any states in which the failure to so qualify would result in a Material Adverse Change;

     (14) Opinion of counsel for the Borrower. Opinions of (i) Holme Roberts & Owen LLP, special counsel for the Borrower and each Restricted Subsidiary,
  (ii) Joel M. Alam, Esq., general counsel to the Borrower and each Restricted Subsidiary (other than Progressive Food Concepts, Inc.), and (iii) Michael Daigle, Esq., general counsel to Progressive Food Concepts, Inc., in substantially the form of Attachments V, VI and VII attached hereto, respectively, and as to such other matters as the Agent, the Common Collateral Agent and their counsel may reasonably request;

     (15) Insurance. Evidence that the Common Collateral Agent has been named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance, required by any Common Collateral Document (as such term is defined in the Facilities Agreement);

     (16) Conversion Moratorium Waivers. Evidence satisfactory to the Common Collateral Agent that the conversion moratorium set forth in the Financed Franchise Loan Documents has been waived or otherwise expired by its terms with respect to not less than eight of the existing Financed Franchisees.

     (17) Amendment Fee. An amendment fee payable to each Lender executing this Amendment in the amount heretofore agreed upon by the Borrower, the Agent and the Lenders; and

     (18) Miscellaneous. Such other approvals, opinions or documents as the Agent or the Common Collateral Agent may reasonably request.

     SECTION 4.  WARRANTIES.

     To induce the Agent, the Documentation Agent and the Lenders to enter into this Amendment, the Borrower warrants to the Agent, the Documentation Agent and the Lenders as of the date hereof that:

     (a) The representations and warranties contained in the Credit Agreement and Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date); and

     (b)  No Default or Event of Default has occurred and is continuing.

     SECTION 5  GENERAL.

     (a) As hereby modified, the Credit Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

     (b) The Borrower affirms its obligations under Section 10.6 of the Credit Agreement and Section 7.5 of the Facilities Agreement and agrees to pay on demand all reasonable costs and expenses of the Agent and the Common Collateral Agent in connection with the preparation, execution, delivery and filing of this Amendment and all instruments and documents delivered in connection herewith.

     (c) This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lenders, the Agent, the Documentation Agent, and respective successors and assigns of the Lenders, the Documentation Agent and the Agent.

     (d) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above

                              BOSTON CHICKEN, INC.


                              By: /s/ Bernadette M. Dennehy
                                  -------------------------
                              Title: Vice-President


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, as Agent


                              By: /s/ David A. Johanson
                                  ---------------------
                              Title: Vice President
                                     --------------------


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Issuing
                              Lender


                              By: /s/ Marcia Clausen
                                  ------------------
                              Title: Managing Director
                                     --------------------


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, in its
                              individual corporate capacity as a
                              Lender


                              By: /s/ Marcia Clausen
                                  ------------------
                              Title:   Managing Director
                                     -------------------

                              BANKERS TRUST COMPANY, as Documentation Agent and in its individual corporate capacity as a Lender


                              By:
                                  -----------------------------
                              Title:
                                     --------------------------


                              BANK BUMIPUTRA


                              By: /s/ Mohd. Farid Tan Abdullah
                                  -----------------------------
                              Title: Assistant General Manager,
                                     Credit Treasury
                                     --------------------------


                              BANCO POPULAR DE PUERTO RICO



                              By:       /s/ Joseph Poy
                                  -----------------------------
                              Title:    Vice President
                                     --------------------------


                              HARRIS TRUST AND SAVINGS BANK


                              By:    /s/ John M. Dillon
                                  -----------------------------
                              Title:  Vice President
                                     --------------------------


                              LASALLE NATIONAL BANK


                              By:     /s/ John C. Thurston
                                  -----------------------------
                              Title:  Assistant Vice President
                                     --------------------------


                              THE MITSUBISHI TRUST AND BANKING
                              CORPORATION, Chicago Branch


                              By:      /s/ Nobuo Tominaga
                                  ------------------------------
                              Title:       Chief Manager
                                     ---------------------------

                              SAKURA BANK


                              By:    /s/  Ofuso Sato
                                  ------------------------------
                              Title:  Senior Vice President &
                                      Assistant General Manager

                                                                    ATTACHMENT I


                                  SCHEDULE I

                             Commitments ((S) 1.1)

--------------------------------------------------------------------
Commitment A                                             $23,227,100
--------------------------------------------------------------------
Commitment B                                             $58,074,500
--------------------------------------------------------------------
Commitment C                                             $ 3,698,400
--------------------------------------------------------------------

                                                                   ATTACHMENT II


                                 SCHEDULE II

                             Percentages ((S)1.1)


=====================================================================
             Lender                   Commitment        Percentage
             ------                   ----------        ----------
---------------------------------------------------------------------

Bank of America Illinois             $19,318,181.81      22.727272727%
---------------------------------------------------------------------
Bankers Trust Company                $15,454,545.46      18.181818182%
---------------------------------------------------------------------
Bank Bumiputra                       $ 7,727,272.73       9.090909091%
   Malaysia Berhad, New York Branch
---------------------------------------------------------------------
Banco Popular De Puerto Rico         $ 3,863,636.36       4.545454545%
---------------------------------------------------------------------
Harris Trust and Savings Bank        $ 7,727,272.73       9.090909091%
---------------------------------------------------------------------
LaSalle National Bank                $11,590,909.09      13.636363636%
---------------------------------------------------------------------
Mitsubishi Trust                     $11,590,909.09      13.636363636%
---------------------------------------------------------------------
Sakura Bank                          $ 7,727,272.73       9.090909091%
---------------------------------------------------------------------
   TOTAL                             $   85,000,000     100.000000000%
=====================================================================